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                                                                  EXECUTION COPY

                                                                     Exhibit 4.4

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                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 29, 2001


                                  to Indenture

                          Dated as of December 12, 2000


                                      Among


                   AMERISOURCE HEALTH CORPORATION, as Issuer,

                      AMERISOURCE CORPORATION, as Guarantor


                                       and


                    BANK ONE TRUST COMPANY, N.A., as Trustee

                               __________________


             5% Convertible Subordinated Notes due December 1, 2007

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          This FIRST SUPPLEMENTAL INDENTURE dated as of August 29, 2001 is among
AMERISOURCE HEALTH CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), AMERISOURCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, as guarantor (the "Subsidiary Guarantor"), AMERISOURCEBERGEN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Parent") and BANK ONE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as Trustee hereunder (the "Trustee"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture dated as of December 1, 2000 (the "Indenture") with respect to the 5% Convertible Subordinated Notes due December 1, 2007 of the Company (the "Securities").

                                    RECITALS

          WHEREAS, the Company, the Subsidiary Guarantor and the Trustee have heretofore duly executed and delivered the Indenture;

          WHEREAS, Section 8.1 of the Indenture provides that without the consent of any Holders of Securities the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (i) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11 or to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 15.5; or (ii) to make any change that would not adversely affect the interests of the Holders of Securities;

          WHEREAS, pursuant to the Agreement and Plan of Merger dated as of March 16, 2001, by and among Parent, the Company, Bergen Brunswig Corporation, a New Jersey corporation, A-Sub Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("AmeriSource Merger Sub"), and B-Sub Acquisition Corp., a New Jersey corporation and a wholly owned subsidiary of Parent, a merger of AmeriSource Merger Sub with and into the Company (the "Merger") was effected today, pursuant to which each share of the Company's Class A common stock, $0.01 par value per share, has been converted into the right to receive 1 share of common stock, $0.01 par value per share, of Parent;

          WHEREAS, the Board of Directors of the Company, the Board of Directors of the Subsidiary Guarantor and the Board of Directors of Parent have each authorized the execution of this First Supplemental Indenture and the delivery hereof to the Trustee for the purpose of modifying the Indenture as set forth herein;

          WHEREAS, in all other respects all actions have been taken necessary to make this First Supplemental Indenture the valid, binding and legal obligation of the Company, the Subsidiary Guarantor and Parent in accordance with its terms;

          NOW, THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the
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Company, the Subsidiary Guarantor and Parent hereby covenant and agree with the
Trustee as follows:

          SECTION 1.  Assumption of Liabilities.  Parent shall jointly and
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severally assume all obligations and, except as provided in this First
Supplemental Indenture, all of the rights of the Company in connection with the Securities and the Indenture, as supplemented hereby; provided, however, that Parent shall not assume the Company's right to redeem the Securities pursuant to
Article XI of the Indenture.

          SECTION 2.  Change of Control.  The parties hereto acknowledge and
                      -----------------
agree that the Merger does not constitute a "Change of Control" as defined in
Section 15.4(2) of the Indenture.

          SECTION 3.  (a)  Modifications of Section 1.1.  The definition of
                           ----------------------------
"Common Stock" in Section 1.1 of the Indenture is hereby amended to read as follows:

          "Common Stock" means the Common Stock, par value $0.01 per share, of the Parent. Subject to the provisions of Section 12.11, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          (b) Modification of Article XV.  Pursuant to Section 15.5 of the
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Indenture, the provisions of Article XV of the Indenture with respect to the repurchase of Securities at the option of the Holder upon a Change in Control shall refer to a Change in Control to Parent and Parent common stock (in lieu of the Company and the Common Stock of the Company).

          SECTION 4.  The Indenture.  The First Supplemental Indenture is
                      -------------
expressly made supplemental to and shall form a part of the Indenture and is made subject to all the conditions, covenants and warranties contained in the Indenture. Nothing in this First Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this First Supplemental Indenture. Each reference in the Indenture to "this Indenture", "hereunder", "hereof", and words of like import referring to the Indenture and each reference in any other transaction document relating to the Indenture shall mean the Indenture as amended hereby.
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          SECTION 5.  Legend.  There shall be stamped, overprinted, typed or
                      ------
otherwise noted on Notes authenticated and delivered after the date hereof the following legend:

          "THE INDENTURE GOVERNING THIS NOTE HAS BEEN AMENDED BY A SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 29, 2001. REFERENCE IS MADE TO SUCH SUPPLEMENTAL INDENTURE FOR A STATEMENT OF THE AMENDED RIGHTS AND OBLIGATIONS OF THE COMPANY AND HOLDERS OF THE NOTES."

          SECTION 6.  Trustee.  The Trustee makes no representations as to the
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validity or sufficiency of this Supplemental Indenture or the Indenture as hereby supplemented, or the due execution hereof by the Company, the Subsidiary Guarantor or Parent, or the recitals and statements contained herein, all of which recitals and statements are made solely by the Company, the Subsidiary Guarantor or Parent, as the case may be.

          SECTION 7.  Governing Law.  This First Supplemental Indenture shall be
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governed by and construed in accordance with the laws of the State of New York, the United States of America, without regard to the principles of conflicts of laws.

          SECTION 8.  Counterparts.  The First Supplemental Indenture may be
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simultaneously executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 9.  No Adverse Affect.  Other than changes required or
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permitted pursuant to the Indenture, nothing in this First Supplemental
Indenture shall effect any change to the Indenture that would adversely affect the interests of the Holders of the Securities.
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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the day and year first written above.

                                    AMERISOURCE HEALTH CORPORATION



                                    By:  /s/ William D. Sprague
                                         -------------------------------
                                         Name: William D. Sprague
                                         Title: Vice President, General
                                                Counsel and Secretary

                                    AMERISOURCE CORPORATION,
                                     as Guarantor


                                    By:  /s/ William D. Sprague
                                         -------------------------------
                                         Name:  William D. Sprague
                                         Title: Vice President, General
                                                Counsel and Secretary


                                    AMERISOURCEBERGEN CORPORATION


                                    By:  /s/ William D. Sprague
                                         ---------------------------------
                                         Name:  William D. Sprague
                                         Title: Vice President, General
                                                Counsel and Secretary


                                    BANK ONE TRUST COMPANY, N.A.,
                                     as Trustee


                                    By:  /s/ Melissa Weisman
                                         ----------------------------------
                                         Name:  Melissa Weisman
                                         Title: Director